U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 10, 2004
Date of Report (Date of earliest event reported)

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	000-27372 (Commission File No.)	04-2114473 (IRS Employer Identification No.)

32 Hampshire Road, Salem, New Hampshire
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(603) 893-8778

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

     StockerYale was recently informed by the staff of the Securities and Exchange Commission (the "SEC") that the SEC is conducting a formal investigation into certain matters relating to the company. The company understands that the SEC's investigation relates to press releases that the company issued on April 19, 2004 and April 21, 2004, and trading in the company's securities on or around the time the press releases were issued. The SEC has not concluded that there has been any wrongdoing, and the company is cooperating fully with the SEC in the conduct of this inquiry.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)   Exhibits.

           None.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date:	August 10, 2004	By:	/s/ Francis J. O'Brien Francis J. O'Brien Chief Financial Officer and Secretary
2 / STKR /	END	FORM 8-K